UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PCTEL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PCTEL, INC.

AMENDMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2019

The date of this Amendment is April 29, 2019

The following information relates to the proxy statement of PCTEL, Inc. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2019, and furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the 2019 annual meeting of stockholders, to be held on May 29, 2019, and any adjournment or postponement thereof.

Explanatory Note: The Company is filing this amendment to its proxy statement for the 2019 annual meeting of stockholders, in order to amend and restate the following Q&A from the proxy statement. This amendment clarifies the vote required to adopt each proposal and that broker non-votes have no effect on the approval of any of the proposals presented in the proxy statement, rather than being treated as votes “against” any of these proposals. The rest of the proxy statement remains effective as it was originally filed. This amendment should be read in conjunction with the proxy statement.

Q:	What is the required vote for each of the proposals to pass?

A:	The required vote and effect of broker non-votes and abstentions are as follows:

Proposal	Voting Options	Vote Required to Adopt Proposal	Effect of Broker Non-Votes	Effect of Abstentions
#1 Election of Directors	FOR ALL, WITHHOLD ALL or FOR ALL EXCEPT	A plurality of the common stock present in person or represented by proxy, and entitled to vote	No effect	N/A

#2 Approval of the PCTEL, Inc. 2019 Stock Incentive Plan	FOR, AGAINST or ABSTAIN	Affirmative vote of a majority of the common stock present in person or represented by proxy, and entitled to vote	No effect	Treated as votes against

#3 Approval of the PCTEL, Inc. 2019 Employee Stock Purchase Plan	FOR, AGAINST or ABSTAIN	Affirmative vote of a majority of the common stock present in person or represented by proxy, and entitled to vote	No effect	Treated as votes against

#4 Non-binding advisory vote to approve the named executive officer compensation (Say-on-Pay)	FOR, AGAINST or ABSTAIN	Affirmative vote of a majority of the common stock present in person or represented by proxy, and entitled to vote	No effect	Treated as votes against

#5 Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019	FOR, AGAINST or ABSTAIN	Affirmative vote of a majority of the common stock present in person or represented by proxy, and entitled to vote	No effect	Treated as votes against

Additional Information and Where to Find It

This material may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the 2019 annual meeting of stockholders. On April 16, 2019, the Company filed the proxy statement and definitive form of proxy card with the SEC in connection with its solicitation of proxies from the Company’s stockholders relating to the 2019 annual meeting. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY MATERIALS, INCLUDING THE PROXY STATEMENT, THIS AMENDMENT AND THE ANNUAL REPORT, CAREFULLY AS THEY CONTAIN IMPORTANT INFORMATION TO CONSIDER WHEN DECIDING HOW TO VOTE ON THE MATTERS BROUGHT BEFORE THE 2019 ANNUAL MEETING.

This amendment is also available electronically, together with our other proxy materials, at www.proxyvote.com, as well as on the Company’s website at https://investor.pctel.com/annual-meeting. In addition, stockholders can access at no charge documents filed by the Company with the SEC, including the proxy statement and this amendment, at the SEC’s website at www.sec.gov.